Exhibit 99.1

Explanation of Responses:

(1) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH”).

(2) Common Stock and Warrants held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(3) Common Stock and Warrants held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(4) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”).

(5) Common Stock and Warrants beneficially held by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC.

(6) Common Stock and Warrants held directly by owned by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”).

(7) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”)

(8) The Reporting Person, as an indirect parent of BPY Retail III LLC and BPY Retail I LLC, each of which holds Class A interests in each Investment Vehicle, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock and Warrants that are directly beneficially owned by each Investment Vehicle. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock and Warrants held by the Investment Vehicles is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(9) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which directly holds Class A interests in BRH IV-A, BRH IV-C and BRH IV-D, each of which directly holds Common Stock and Warrants. The Reporting Person may be deemed to have an indirect pecuniary interest in such Common Stock and Warrants. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock and Warrants held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are held by such person, except to the extent of any indirect pecuniary interest therein.

(10) Common Stock and Warrants held directly by Brookfield Retail Holdings V LP, a Delaware limited partnership (“BRH V”). The Reporting Person, as an indirect parent of Brookfield BPY Retail Holdings II LLC, which indirectly holds limited partnership interests in BRH V, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock and Warrants that are directly beneficially owned by BRH V. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock and Warrants held by BRH V is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by BRH V, except to the extent of any indirect pecuniary interest therein.

(11) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings III LLC, which is the member of BPY Retail IV LLC, which directly holds shares of Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.

(12) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings III LLC, which is the member of BPY Retail V LLC, which directly holds shares of Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.

(13) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which is the member of BPY Retail II LLC, which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.

(14) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which is the member of BPY Retail VI LLC, which directly holds Common Stock. The Reporting Person may be deemed to have an indirect pecuniary interest in the shares of Common Stock held by such person. In accordance with Instruction 5(b)(iv), the entire amount of the Common Stock held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all shares of Common Stock that are held by such person, except to the extent of any indirect pecuniary interest therein.

(15) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which is the member of Brookfield Retail Holdings Warrants LLC, which directly holds Warrants. The Reporting Person may be deemed to have an indirect pecuniary interest in such Warrants. In accordance with Instruction 5(b)(iv), the entire amount of the Warrants held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all Warrants that are held by such person, except to the extent of any indirect pecuniary interest therein.

(16) The Reporting Person is an indirect parent of Brookfield BPY Retail Holdings II LLC, which is the member of BW Purchaser, LLC, which directly holds Warrants. The Reporting Person may be deemed to have an indirect pecuniary interest in such Warrants. In accordance with Instruction 5(b)(iv), the entire amount of the Warrants held by such person is reported herein. The Reporting Person disclaims beneficial ownership of all Warrants that are held by such person, except to the extent of any indirect pecuniary interest therein. Each Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $10.50 per share, subject to adjustments as provided in the warrant agreement, dated as of November 9, 2010, by and among Mellon Investor Services LLC, as warrant agent, and the Issuer.

(17) Each Warrant entitles the holder to purchase one share of Common Stock at an initial exercise price of $10.75 per share, subject to adjustments as provided in the warrant agreement, dated as of November 9, 2010, by and among Mellon Investor Services LLC, as warrant agent, and the Issuer.